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                                                                   Exhibit 99.1

               RURAL CELLULAR CORPORATION COMPLETES FINANCING AND
                  ACQUISITION OF TRITON CELLULAR PARTNERS, L.P.

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FOR IMMEDIATE RELEASE


APRIL 3, 2000 - Alexandria, MN - Rural Cellular Corporation ("RCC") (Nasdaq/NMS:
RCCC) today announced that its subsidiary, RCC Holdings, Inc., has completed its $1.256 billion acquisition of the licenses, operations, and related assets of Triton Cellular Partners, L.P. ("Triton Cellular"). All of the properties are 100% owned and the 20 rural service areas ("RSAs") are contiguous within their respective geographic regions. In addition, the acquisition includes unbuilt PCS licenses in four basic trading areas in Oregon.


The cellular regions acquired by RCC Holdings include the following RSAs:

SOUTH REGION
                   Alabama (AL-3, AL-4, AL-5, AL-7)
                   Northern Mississippi (MS-1, MS-3, MS-4)
                   Western Kansas (KS-1, KS-2, KS-6, KS-7, KS-11, KS-12, KS-13)

NORTHWEST REGION
                   Oregon (OR-3, OR-4, OR-6)
                   Washington (WA-2, WA-3, WA-8)

The new regions will be managed through their operational headquarters located in Enterprise, Alabama and Bend, Oregon, respectively.


In conjunction with the acquisition, RCC has entered into a new $1.2 billion credit facility arranged by TD Securities (USA) Inc., which replaces the previously existing $300 million credit facility. In addition, RCC has issued 110,000 shares of redeemable voting convertible preferred stock for consideration of $110 million. The purchasers included Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC ("Madison Dearborn") and including Boston Ventures Limited Partnership V ("Boston Ventures") and Toronto Dominion Investments, Inc. ("TD Investments"). Madison Dearborn, Boston Ventures and TD Investments have significant collective experience investing in wireless communication companies.

In order to comply with the FCC's rules regarding cross-ownership of cellular licensees within a given market, the Company also issued shares of Class T convertible preferred stock to Telephone & Data Systems, Inc. ("TDS") in exchange for 43,000 shares of Class A Common Stock and 105,940 shares of Class B Common Stock owned by TDS. An affiliate of TDS operates the competing cellular licensee in two of the RSAs acquired by the Company from Triton Cellular. TDS or the Company can convert the Class T preferred stock to Class A or Class B Common Stock in the future if ownership by TDS of the Common Stock would then be permissible under FCC rules. Under current FCC rules, TDS is not allowed to own more than 5% of the outstanding Class A or Class B Common Stock.

Richard P. Ekstrand, RCC's president and chief executive officer, said: "We are pleased to close this acquisition early in 2000, allowing us to complete the integration of the South and Northwest Regions into RCC. RCC's doubling in size sets the stage for a strong 2000."

Rural Cellular Corporation provides wireless communication services through its ownership, operation and management of cellular, paging and Personal Communication Services systems. These systems are concentrated in the Upper Midwest, New England, South and Northwest regions of the United States.


Statements about RCC's anticipated performance are forward looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC's existing operations, the ability to service debt incurred in connection with expansion, and other factors discussed from time to time in RCC's filings with the Securities and Exchange Commission.


Contact:   Wesley Schultz, Senior V.P. and CFO (320) 762-2000
           Chris Boraas, Investor Relations Manager (320) 808-2451